Exhibit 99.1

HF Foods Completes Merger with B&R Global Holdings

- Combination Creates What is Believed to be Largest Food Distributor to Asian Restaurants in the U.S.

- Positions Platform for Further National Expansion

- New and Expanded Credit Facility Supports Acquisition and Organic Growth Strategies

GREENSBORO, NC – November 4, 2019 –– HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the Eastern U.S., announces the completion of its merger with B&R Global Holdings, Inc. (B&R).

Under the terms of the merger agreement, HF Foods has issued 30.7 million shares of its common stock to former shareholders of B&R, which has become a wholly-owned subsidiary of HF Foods. HF Foods expects the combined company to experience additional growth in the first year of ownership.

Founded in 1999, B&R Global supplies approximately 6,800 restaurants across 11 Western states, and combined with HF Foods, creates what we believe is the largest food distributor to Asian restaurants in the United States.

The combined entity (the “Group”) will have 14 distribution centers strategically located in nine states across the East and West Coasts of the United States and a fleet of over 340 refrigerated vehicles. With 960 employees supported by two call centers in China, the Group now serves over 10,000 restaurants in 21 states and provides round-the-clock sales and service support to its customers, who mainly converse in Mandarin or Chinese dialects.

“This combination brings together two complementary market leaders dedicated to serving the vast array of Asian and Chinese restaurants in need of high-quality food ingredients,” said Zhou Min Ni, chairman and Co-CEO of HF Foods. “Our greater scale will allow us to better serve our respective customers with a wider range of products, to leverage the combined intellectual capital of our experienced management teams, and to benefit from economies of scale by removing duplicative operating costs, enhancing buying power, and creating a platform for further consolidation.”

In 2018, the companies, in aggregate, generated over $800 million in revenue, approximately $39 million in adjusted EBITDA, and net profit after tax of approximately $22 million. Now that the merger is complete, however, the Group expects additional benefit from the operational synergy and efficiencies of the integrated business. The combined entity is also expected to benefit from greater economies of scale as well as enhanced buying and negotiating power, leading to improved operational margins that will benefit the company and its customers.

Zhou Min Ni will continue to serve as chairman of HF Foods, while he and Peter Zhang, the former chairman and CEO of B&R, will act jointly as Co-CEOs of the Group going forward. Peter Zhang will also take on the added responsibility of the Group CFO. The board of directors will consist of Mr. Ni, Mr. Zhang, and three other independent directors.

“Over the past 20 years, B&R has been dedicated to servicing the growing demand for Chinese cuisine away from home, and this merger is directly in-line with that mission and our core values,” said Peter Zhang. “We are now able to offer customers a larger product portfolio with more diverse options from which to choose. These improvements will not only benefit our customers, but will also create new revenue streams which will benefit our business and our shareholders. Ultimately, this merger provides a much larger platform to continue our growth, expand our market share, and provide high-quality products at competitive prices in a more efficient manner.”

New and Expanded Credit Agreement

In conjunction with the merger, HF Foods closed a new credit facility with J.P. Morgan, under which the Group increased its maximum borrowing capacity to $100 million. The new credit agreement also includes an accordion feature, subject to certain criteria, that can provide additional meaningful borrowing capacity when needed. The three-year agreement increases the capacity for future acquisitions, combines and consolidates multiple existing credit facilities, and lowers borrowing spreads and unused commitment fees.

Zhang added: “By significantly increasing our access to capital and partnering with a world-class financial institution, we are better equipped to continue our strategic initiatives and further drive growth through both acquisitions and organic investments in our operations.”

About HF Foods Group Inc.

HF Foods Group Inc. (HFFG), headquartered in Greensboro, North Carolina, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast, Pacific and Mountain West regions of the United States. With 14 distribution centers along the U.S. eastern and western seaboards, HF Foods aims to supply the continually increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 10,000 established customers in 21 states, and strong relations with growers and suppliers of food products in the US and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and  growing base of customers. For more information, please visit hffoodsgroup.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategies, availability of financing to execute our acquisition strategies, control of the Company by our Chief Executive Officers and principal stockholders, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

Tel 1-949-574-3860

HFFG@gatewayir.com